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                           WESTINGHOUSE AIR BRAKE COMPANY
             VOTING INSTRUCTIONS FOR THE SPECIAL MEETING OF STOCKHOLDERS
                            SOLICITED BY THE ESOP TRUSTEE
                    WESTIN WILLIAM PENN, PITTSBURGH, PENNSYLVANIA
                FRIDAY, NOVEMBER 19, 1999 -- 10:00 A.M. (LOCAL TIME)
         The undersigned participant in the WESTINGHOUSE AIR BRAKE COMPANY
         EMPLOYEE STOCK OWNERSHIP PLAN (the "ESOP") does hereby instruct the ESOP Trustee to vote at the Special Meeting of Stockholders of Westinghouse Air Brake Company (the "Company"), to be held on November 19, 1999 (the "Special Meeting"), and at all adjournments thereof, all the shares of Common Stock of the Company which the undersigned may be entitled to provide instructions, on the matters set out on the reverse side of this card and described in the Joint Proxy Statement/Prospectus and, in its discretion, on any other business which may properly come before the Special Meeting.
         The undersigned participant hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus, both dated October 20, 1999.

         The shares represented by this card will be voted as directed by the participant. If this card is executed but no direction is given or if such direction is not received by the ESOP Trustee on or before November 17, 1999, such shares will be voted in accordance with the Westinghouse Air Brake Company Employee Stock Ownership Plan and Trust

                  (Continued and to be signed on the reverse side)
P

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

         Proposal 1.  Approval and adoption of the Amended and Restated
                      Agreement and Plan of Merger dated as of September 26, 1999, as amended, between Westinghouse Air Brake Company and MotivePower Industries, Inc. and the merger.

                  [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

         Please check this box if you plan to attend the Special Meeting [ ]

                                             Please date and sign exactly as
                                             your name appears hereon and
                                             return in the enclosed
                                             envelope. If acting as
                                             attorney, executor,
                                             administrator, guardian or
                                             trustee, please so indicate
                                             with your full title when
                                             signing.

         SIGNATURE DATE: __________
         NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.